                                                                      Exhibit 7



                           MARGIN ACCOUNT AGREEMENT
                               AND LOAN CONSENT

TO:      SCHRODER WERTHEIM & CO.
             INCORPORATED


                                 RE: ACCOUNT OF


     The undersigned desires to arrange with you for the maintenance of one or more accounts now or hereafter opened and to have you act as brokers for the undersigned in the purchase and/or sale of securities, and/or other property, (all of which are hereinafter collectively referred to as "property"). As the undersigned may not wish to pay in full for the property which you may purchase for (or sell to) the undersigned, or to deliver immediately certificates or other applicable evidence of ownership of the property which you may sell for (or purchase from) the undersigned, the undersigned requests credit in making payments for purchases, and in the delivery of property which the undersigned orders sold; and to that end, the undersigned desires to maintain a credit account or accounts with you.

     In consideration of your undertaking these proposed transactions and maintaining the account or accounts in which they will be recorded, whether designated by name, number or otherwise, the undersigned agrees as follows:

     1. All transactions under this agreement shall be subject to the constitution, rules, regulations, customs and usages of the exchange or market, and its clearing corporation, if any, where the transactions are executed by you or your agents, and, where applicable, to the provisions of the Securities Exchange Act of 1934, Executive Orders and Proclamations of the President of the United States, the Rules and Regulations of the U.S. Securities and Exchange Commission, the Board of Governors of the Federal Reserve System and the Secretary of the Treasury, and the Code of Fair Practice of the National Association of Securities Dealers, Inc., and any present and future acts, orders, proclamations, rules or regulations amendatory of any of the foregoing and/or supplemental thereto, and also to any other statutes, laws, orders, and rules and regulations affecting or relating to the rights and privileges of the undersigned to engage in transactions in property.

     2. All monies or property which you may at any time be carrying for the undersigned or which may at any time be in your possession for any purpose, including safekeeping, shall be subject to a general lien for the discharge of all obligations of the undersigned to you, including any contingent liability to you by reason of any guarantee by the undersigned of the accounts of others, irrespective of whether or not you have made advances in connection with such property, and irrespective of the number of accounts the undersigned may have with you.

     3. All property, now or hereafter held by you (including property held in safekeeping), or carried by you for the undersigned (either individually or jointly with others), or deposited to secure the same, may from time to time and without notice to the undersigned, be commingled with property of other customers and may be carried in your general loans and may be pledged, repledged, hypothecated or re-hypothecated, separately or in common with other property, for the sum due to you thereon or for a greater sum and without retaining in your possession and control for delivery a like amount of similar or identical property.

     4. Debit balances of the accounts of the undersigned shall be charged with interest, in accordance with the enclosed statement entitled CREDIT CHARGES AND MARGIN REQUIREMENTS.

     5. The undersigned will at all times maintain margins for said accounts, as required by you from time to time, and will at all times promptly meet all margin calls.

     6. The undersigned undertakes at any time or from time to time upon your demand, to discharge obligations of the undersigned to you, or, in the event of a closing of any account of the undersigned in whole or in part, to pay you the deficiency, if any, and no oral agreement or instructions to the contrary shall be recognized or enforceable.

     7. The undersigned hereby consents that whenever in your judgement the undersigned fails to comply with the provisions of paragraphs numbered 5 or 6 or whenever you or your pledges, in the exercise of your or their judgment, (or to comply with the provisions of paragraph numbered one (1) hereof) deem it necessary for your or their protection, you or they may place market orders or stop loss orders to sell any or all property (including property held in safekeeping) which you or they may be carrying or holding for the undersigned (either individually or jointly with others), to buy in any or all property of which the account or accounts of the undersigned may be short or which the undersigned may have sold, to cancel any outstanding orders, in whole or in part, to cancel in whole or in part any commitments made in behalf of the undersigned, or to apply to the appropriate committee of any national securities exchange or association for an extension of the time within which payment or delivery is due; and you or your pledgees may make any such sales, purchases or cancellations to any extent you or they may deem necessary in your judgement, and such sales, purchases or cancellations may be made, in your discretion, either on the New York Stock Exchange or such other exchange or place where such business is then transacted, or at public auction or private sale, without advertising the same, and all without prior notice to the undersigned and/or without prior demand or call of any kind upon the undersigned, all of which are hereby expressly waived, and no specific demand, notice or call shall invalidate this waiver; your right to sell or purchase without notice or demand at any time shall not be limited or affected by any demand, notice or statement specifying a different time, later or earlier, than the time at which such purchase or sale is made and the undersigned waives all rights and claims based upon such difference in time. In case of a sale at public auction or on an exchange, you or your pledgees may be the purchaser for your or their own account, free from any right of redemption; and the undersigned shall be liable for the payment of any debit balance of any account or accounts with you after the application thereto of the net proceeds of any sales and/or the deduction therefrom of the cost of any purchases made by you for said account or accounts and of any other charges incurred by or for said account or accounts of the undersigned. In the event of the death, incompetency or disability of the undersigned you and your pledgees shall have like power to sell, buy or cancel as hereinabove provided without prior notice and without prior demand and before the appointment or qualification of executors, administrators, personal representatives, committees or conservators of the estate and/or property of the undersigned as if the undersigned were alive and competent.

     8. In case of the sale of any property by you at the direction of the undersigned and your inability to deliver the same to the purchase by reason of failure of the undersigned to supply you therewith, then and in such event, the undersigned authorizes you to borrow any property necessary to make delivery thereof, or to buy in such property, and the undersigned hereby agrees to be responsible for any loss and expense which you may sustain thereby and any premiums which you may be required to pay thereon, and for any loss which you may sustain by reason of your inability to borrow or purchase the property sold.

     9. At any time and from time to time, in your discretion, you may without notice to the undersigned, apply and/or transfer any or all monies and/or property of the undersigned interchangeably between any accounts of the undersigned whether individual or joint.

     10. It is understood and agreed that the undersigned, when placing with you any sell order for short account, will designate it as such and hereby authorizes you to mark such order as being "short," and when placing with you any order for long account, will designate it as such and hereby authorizes you to mark such order as being "long." Any sell order which the undersigned shall designate as being for long account as above provided, is for securities then owned by the undersigned, and if such securities are not then deliverable by you from any account of the undersigned, the placing of such order shall constitute a representation by the undersigned that it is impracticable then to deliver such securities to you, but that such securities will be delivered to you as soon as it is possible to do so without undue inconvenience or expense.

     11. The undersigned consents to your having an investigative consumer report or other credit check prepared by a consumer reporting agency (such as Dun & Bradstreet, Inc., Proudfoot Reports, Inc. or the Credit Bureau of Greater New York, Inc.)

     12. The undersigned understands that differing investment objectives, tax and other factors affect the desirability and timing of particular transactions, and that, accordingly, customers of your firm, as well as the firm, its affiliates and their officers, employees, and members of their families, may hold and have transactions in securities with respect to which transactions may be effected for the account of the undersigned. The undersigned consents to such transactions if not in violation of applicable law, provided that the transactions for such other accounts as well as for the account of the undersigned are at all times effected in good faith. Where an order for the purchase or sale of particular securities is entered for the account of the undersigned and one or more of your other customers, the undersigned consents to your effecting such transactions on a proportional basis, if feasible, or on a rotation or other equitable basis.

     13. In all transactions between you and the undersigned, the undersigned understands that you are acting as the brokers of the undersigned, except when you disclose to the undersigned in writing at or before the completion of a particular transaction that you are acting, with respect to such transaction, as dealers for your own account or as brokers for some other person. All of the provisions of this agreement shall be fully applicable to such transactions in which you act as dealers for your own account or as brokers for some other person. You may employ other brokers to execute any orders of the undersigned, and in such case you shall be responsible only for reasonable care in their selection. You shall at no time be required to deliver to the undersigned the identical property purchased, held or carried for the undersigned for his account, but only property of like kind and amount.

     14. Reports of the execution of orders and statements of the account of the undersigned shall be conclusive if you shall not have received objection in writing, the former within two days, and the latter within ten days, after such reports and statements shall have been forwarded by you to the undersigned by mail or otherwise.

     15. Communications may be sent to the undersigned at the address given above or at such other address as shall have been furnished to you by written notice by or on behalf of the undersigned, provided that such notice shall not be effective unless and until actually received by you. Communications so sent by you, whether by mail, telegraph, messenger or otherwise, shall be deemed to have been given to the undersigned personally whether actually received or not, and shall be deemed to have been given on the date on which the same shall have been sent to you.

     16. You are to give the same degree of care and attention to fully paid for securities; which you may from time to time hold in safekeeping for the undersigned, as you give to your own securities, and your liability shall be measured solely by that standard. You shall not in any way be liable for any loss or damage arising or resulting from any cause beyond your control, and in particular, and in no way limiting the foregoing, for any loss or damage resulting or arising from execution, distraint, attachment, injunction or other legal or governmental process, or from war, bombardment, military or usurped powers, or force majeure.

     17. Except as herein otherwise expressly provided, no provision of this agreement shall in any respect be waived, altered, modified or amended, unless such waiver, alteration, modification or amendment be committed to writing and signed by an officer of your firm.

     18. ARBITRATION DISCLOSURES:

     o   ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

     o THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

     o PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

     o THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

     o THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

ARBITRATION

THE UNDERSIGNED AGREES, AND BY CARRYING AN ACCOUNT FOR THE UNDERSIGNED YOU AGREE, THAT ALL CONTROVERSIES WHICH MAY ARISE BETWEEN US CONCERNING ANY TRANSACTION OR THE CONSTRUCTION, PERFORMANCE, OR BEACH OF THIS OR ANY OTHER AGREEMENT BETWEEN US PERTAINING TO SECURITIES AND OTHER PROPERTY, WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED PURSUANT TO THE FEDERAL ARBITRATION ACT AND THE LAWS OF THE STATE OF NEW YORK BEFORE THE NEW YORK STOCK EXCHANGE, INC. OR AN ARBITRATION FACILITY PROVIDED BY ANY OTHER EXCHANGE OF WHICH YOU ARE A MEMBER, OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR THE MUNICIPAL SECURITIES RULE MAKING BOARD AND IN ACCORDANCE WITH THE RULES OBTAINING OF THE SELECTED ORGANIZATION. THE UNDERSIGNED MAY ELECT IN THE FIRST INSTANCE WHETHER ARBITRATION SHALL BE BY AN EXCHANGE OR SELF-REGULATORY ORGANIZATION OF WHICH YOU ARE A MEMBER, BUT IF THE UNDERSIGNED FAILS TO MAKE SUCH ELECTION, BY REGISTERED LETTER OR TELEGRAM ADDRESSED TO YOU AT YOUR MAIN OFFICE, BEFORE THE EXPIRATION OF TEN DAYS AFTER RECEIPT OF A WRITTEN REQUEST FROM YOU TO MAKE SUCH ELECTION, THEN YOU MAY MAKE SUCH ELECTION. THE AWARD OF THE ARBITRATORS, OR OF THE MAJORITY OF THEM, SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; OR (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

     19. If you carry an account for the undersigned as clearing broker by arrangement with the undersigned's broker, then, unless you receive a written notice to the contrary from the undersigned you shall accept from such other broker, without any inquiry or investigation, (i) orders for the purchase or sale of securities and other property for the account of the undersigned, on margin or otherwise and (ii) any other instructions concerning the account of the undersigned. The undersigned understands and agrees that you shall have no responsibility or liability to the undersigned for any acts or omissions of such other broker, its officers, employees or agents. The undersigned's broker has authorized you to enter into this agreement with the undersigned on its behalf, and the terms and the conditions hereof, including the pre-dispute arbitration provision, shall be applicable to all matters between the undersigned, the undersigned's broker and you.

     20. This agreement and its enforcement shall be governed by the laws of the State of New York and its provision shall be continuous, shall cover individually and collectively all accounts which the undersigned may open or re-open with you, and shall inure to the benefit of your present firm, and any successor firm or firms, irrespective of any change or changes at any time in the personnel thereof, for any cause whatsoever, and of the assigns of your present firm or any successor firm or firms, and shall be binding upon the undersigned and/or the estate, executors, administrators and assigns of the undersigned. This agreement, and all of your rights, powers and privileges hereunder shall be fully effective, as to all transactions for the account of the undersigned, regardless of whether or not said account, prior to the making of any such transaction, shall have been inactive or closed.

     21. The undersigned, if any individual, represents that the undersigned is of full age; that no one except the undersigned has or will have hereafter, directly or indirectly, an interest in the account or accounts of the undersigned with you; that the undersigned is not an employee of any exchange, or of any corporation of which any exchange owns a majority of the capital stock, or of a member of any exchange, or of a firm registered on any exchange, or of a bank, trust company, insurance company or of any corporation, firm or individual engages in the business of dealing, either as a broker or as principal, in securities, bills of exchange, acceptances or other forms of commercial paper.

     22. Until you receive written notice of revocation from the undersigned, you are hereby authorized to lend, to yourselves as brokers or to others, any securities held by you on margin for the account of, or under the control of, the undersigned.

          "BY SIGNING THIS AGREEMENT I ACKNOWLEDGE THAT MY SECURITIES
             MAY BE LOANED TO YOU OR LOANED OUT TO OTHERS AT TIMES
                    WHEN I AM BORROWING FROM YOU ON MARGIN."

           THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE.

        TAX I.D. NUMBER

       [   ]  [   ]  [   ]

      (PLEASE FILL IN)
                                      -----------------------------------------
                                      (CUSTOMER'S SIGNATURE)           (DATE)



                                      -----------------------------------------
                                      (CUSTOMER'S SIGNATURE)           (DATE)